Artisan Partners Asset Management Inc. Reports 3Q13 Results
Milwaukee, WI – October 28, 2013 – Artisan Partners Asset Management Inc. (NYSE: APAM) (the "Company" or "Artisan Partners") today reported its results for the quarter ended September 30, 2013, and net income and earnings per share for the period from March 12, 2013 (the closing date of its initial public offering) through September 30, 2013.

"We believe that if we focus on hiring and developing the right talent, protect the alpha potential of our investment teams and manage our business with discipline and a focus on our clients, growth will follow naturally. This approach to growth is a key element of who we are. We are strongly committed to thoughtful growth,” Eric Colson, President and CEO, said.

Business Update

Mr. Colson noted, "As of September 30, 2013, 10 of our 12 investment strategies (excluding our 13th strategy, which launched in June and only has a three-month track record) had added value relative to their broad performance benchmarks over the trailing 5-year and 10-year periods and since each strategy's inception. In addition, more than 90% of our assets under management were in strategies outperforming the respective benchmarks over the trailing 3, 5 and 10-year periods and since each strategy's inception.

"Business development efforts continue to be well diversified by investment team, strategy and distribution channel. This quarter all five of our investment teams and all five of our distribution channels experienced positive client cash flows. Our broker dealer channel stood out among distribution channels, accounting for nearly half of our net cash flows by channel. A little more than a decade ago we committed to focusing on that channel with partners that operate with institutional decision-making processes and centralized and thorough research efforts, which align well with our business model. Since that time assets under management sourced from the broker dealer channel have grown from less than $1 billion to nearly $20 billion.

"Our primary financial metrics continued to be in line with our long-term expectations for our business. Organic growth was solid and indicative of client confidence in our investment teams. Revenue growth reflected greater average assets under management for the quarter, resulting from strong client cash flows and market appreciation, including alpha generation. Our financial discipline continues to maintain our operating margin at an attractive level.

"Since our IPO our business and financial results have been gratifying. However, we know that markets fluctuate and business results will be lumpy. We maintain reasonable expectations about our ability to generate consistently positive results if we are thoughtful about growth. We remain focused on what we can control.

"The development of investment talent, externally and internally, is always a high priority. This year we have had several portfolio manager promotions that are important to expanding the breadth of decision-making on our teams and establishing multi-generational capability. Our external talent search has also produced interesting discussions. We remain committed to protecting the alpha potential of our investment teams. Prior to the IPO we closed our Global Value strategy to most new separate account relationships in order to manage the velocity of cash flows into the strategy and generate better balance among the types of clients invested in the strategy. During the third quarter we closed our U.S. Small-Cap Growth strategy as the level of assets and pace of cash flows reached a level that our Growth team wanted to manage to ensure process consistency.”

Third Quarter 2013 Highlights

•	Assets under management ("AUM") of $96.9 billion at September 30, 2013

•	Net client cash inflows of $2.1 billion

•	GAAP operating income of $53.4 million and operating margin of 30.0%

•	GAAP net income of $6.0 million or $0.42 per basic share and $0.35 per diluted share

•	Adjusted[1] operating income of $77.1 million and adjusted[1] operating margin of 43.3%

•	Adjusted[1] net income of $47.6 million or $0.67 per adjusted[1] share
The table below presents AUM and a comparison of certain GAAP and non-GAAP ("adjusted") financial measures.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$96.9	$85.8	$69.8	$96.9	$69.8
Average	92.4	85.3	66.8	85.7	64.5

Consolidated Financial Results (GAAP)
Revenues	$178.0	$162.0	$128.0	$488.2	$368.5
Operating income (loss)	53.4	48.3	(38.2)	(319.6)	7.7
Operating margin	30.0%	29.8%	(29.8)%	(65.5)%	2.1%
Net income attributable to Artisan Partners Asset Management Inc.[2]	6.0	5.7	—	14.7	—
Basic earnings per share	0.42	0.38	N/A	0.97	N/A
Diluted earnings per share	0.35	0.38	N/A	0.90	N/A

Adjusted[1] Financial Results
Adjusted operating income	$77.1	$72.2	$49.8	$204.2	$147.5
Adjusted operating margin	43.3%	44.6%	38.9%	41.8%	40.0%
Adjusted EBITDA[3]	$77.9	$73.0	$48.8	$206.5	$147.5
Adjusted net income	47.6	44.5	29.1	125.3	88.4
Adjusted earnings per adjusted share	$0.67	$0.64	N/A	$1.77	N/A

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 The Company became the general partner of Artisan Partners Holdings on March 12, 2013. Prior to that time none of the net income of Artisan Partners Holdings was allocated to the Company.
3 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $96.9 billion
Our AUM increased to $96.9 billion at September 30, 2013, an increase of $11.1 billion, or 13.0%, compared to $85.8 billion at June 30, 2013 as a result of $9.0 billion in market appreciation and $2.1 billion of net client cash inflows. Compared to September 30, 2012, AUM increased $27.1 billion, or 38.8%, due to $19.9 billion in market appreciation and $7.2 billion of net client cash inflows.
Average AUM for the third quarter of 2013 was $92.4 billion, an increase of 8.3% compared to average AUM for the second quarter of 2013 of $85.3 billion and a 38.2% increase from the average of $66.8 billion for the third quarter of 2012.
Third Quarter of 2013 Compared to Second Quarter of 2013
GAAP net income was $6.0 million, or $0.35 per diluted share, in the third quarter of 2013 compared to net income of $5.7 million, or $0.38 per diluted share, in the second quarter of 2013 as a result of a higher number of average common shares outstanding. Adjusted net income was $47.6 million, or $0.67 per adjusted share, in the third quarter of 2013 compared to adjusted net income of $44.5 million, or $0.64 per adjusted share, in the second quarter of 2013.

•
Revenues of $178.0 million in the third quarter of 2013 increased $16.0 million from $162.0 million in the second quarter of 2013 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $124.6 million in the third quarter of 2013 increased $10.9 million from $113.7 million in the second quarter of 2013 driven primarily by an increase in compensation and benefits expense. Compensation and benefits expense increased due to increased bonuses, which is linked to our revenue growth, and the additional equity based compensation expense related to restricted shares awarded to employees in the third quarter of 2013. Compensation and benefits expense for the third quarter of 2013 also included $3.7 million of cash retention and severance expenses compared to $2.2 million in the second quarter of 2013.

•	GAAP operating margin was 30.0% for the third quarter of 2013 compared to 29.8% for the second quarter of 2013.

•
Adjusted operating margin was 43.3% for the third quarter of 2013 compared to 44.6% for the second quarter of 2013. Adjusted operating margin was negatively impacted by approximately 191 bps due to increased compensation and benefits expense resulting from restricted shares awarded to employees during the third quarter of 2013.

Third Quarter of 2013 Compared to Third Quarter of 2012
GAAP net income was $6.0 million, or $0.35 per diluted share, in the third quarter of 2013. Adjusted net income was $47.6 million, or $0.67 per adjusted share, in the third quarter of 2013 compared to adjusted net income of $29.1 million in the third quarter of 2012.

•
Revenues of $178.0 million in the third quarter of 2013 increased $50.0 million from $128.0 million in the third quarter of 2012 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $124.6 million in the third quarter of 2013 decreased $41.6 million from $166.2 million in the third quarter of 2012 driven primarily by a decrease in share-based and other pre-offering related compensation expense. Included in compensation and benefits expense for the third quarter of 2013 was $3.7 million of cash retention and severance expenses compared to $2.9 million in the third quarter of 2012.

•
GAAP operating margin was 30.0% for the third quarter of 2013 compared to a negative margin of 29.8% in the third quarter of 2012 as a result of pre-offering related compensation and share-based expense.

•
Adjusted operating margin was 43.3% for the third quarter of 2013 compared to 38.9% for the third quarter of 2012. The increase in adjusted operating margin was the result of significantly higher revenues and lower general and administrative expenses, offset by increased compensation and benefits expense resulting from restricted shares awarded to employees during the third quarter of 2013.

Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012
GAAP net income was $14.7 million, or $0.90 per diluted share, for the nine months ended September 30, 2013. Adjusted net income was $125.3 million, or $1.77 per adjusted share, for the nine months ended September 30, 2013 compared to adjusted net income of $88.4 million for the nine months ended September 30, 2012.

•
Revenues of $488.2 million for the nine months ended September 30, 2013 increased $119.7 million from $368.5 million for the nine months ended September 30, 2012 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $807.8 million for the nine months ended September 30, 2013 increased $447.0 million from $360.8 million for the nine months ended September 30, 2012 driven primarily by an increase in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our initial public offering in the first quarter of 2013. Included in compensation and benefits expense for the nine months ended September 30, 2013 was $15.2 million of cash retention and severance expenses compared to $7.1 million for the nine months ended September 30, 2012.

•
GAAP operating margin was negative 65.5% for the nine months ended September 30, 2013 compared to 2.1% for the nine months ended September 30, 2012. The decline was primarily due to an increase in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our initial public offering in the first quarter of 2013.

•
Adjusted operating margin was 41.8% for the nine months ended September 30, 2013 compared to 40.0% for the nine months ended September 30, 2012. The increase in adjusted operating margin was the result of significantly higher revenues offset by an increase in cash retention and severance expenses during the nine months ended September 30, 2013.

Capital Management
Cash and cash equivalents were $275.9 million at September 30, 2013, compared to $141.2 million at December 31, 2012. The Company had total borrowings of $200.0 million at September 30, 2013 and $290.0 million at December 31, 2012. In March 2013, the Company received net proceeds from its initial public offering of $353.4 million.  In connection with the initial public offering, the Company used a portion of the proceeds to distribute $105.3 million of pre-IPO retained profits to its partners, repaid $90.0 million of the outstanding principal amount of loans under its revolving credit agreement, and purchased approximately 2.7 million Class A units from certain investors for approximately $76.3 million.  Also in connection with the initial public offering, the Company used cash on hand to make cash incentive payments aggregating $56.8 million to certain of its portfolio managers. The Company's debt leverage ratio, calculated in accordance with its loan agreements, was 0.7X at September 30, 2013.
As a result of the Company's IPO-related reorganization, total stockholders' equity was $95.9 million at September 30, 2013, compared to a deficit of $672.7 million at December 31, 2012. The Company had 14.3 million shares of Class A common stock outstanding and 2.6 million shares of convertible preferred shares outstanding at September 30, 2013.
On October 22, 2013, the Company's Board of Directors declared a quarterly dividend of $0.43 per share payable on November 26, 2013 to Class A shareholders of record as of the close of business on November 11, 2013. The dividend marks the second quarterly dividend since Artisan Partners Asset Management Inc.'s initial public offering in March 2013.

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CONFERENCE CALL
The Company will host a conference call on October 28, 2013, at 5:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 866.652.5200 or 412.317.6060 for international callers; the conference ID is 10034202. A replay of the call will be available until November 5, 2013, by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10034202. In addition, the webcast will be available on the Company's website.
FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURES
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company's filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors" in the Company's registration statement on Form S-1 (File No. 333-184686). The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.
ABOUT ARTISAN PARTNERS
Artisan Partners is an independent investment management firm focused on providing high value-added, active investment strategies to sophisticated clients globally. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners has five autonomous investment teams that oversee thirteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm's principal offices are located in Milwaukee, San Francisco, Atlanta, New York and London.

Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Press Inquiries
Bob Batchelor
866.642.1770
pr@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$121.3	$109.7	$85.4	$330.5	$245.7
Separate accounts	56.7	52.3	42.6	157.7	122.5
Performance fees	—	—	—	—	0.3
Total revenues	178.0	162.0	128.0	488.2	368.5

Operating expenses
Compensation and benefits	79.5	69.2	56.4	221.4	165.7
Pre-offering related compensation - share-based awards	23.4	23.9	56.0	380.5	85.9
Pre-offering related compensation - other	—	—	32.0	143.0	53.9
Total compensation and benefits	102.9	93.1	144.4	744.9	305.5
Distribution and marketing	10.1	8.8	7.2	27.1	21.4
Occupancy	2.6	2.6	2.3	7.8	6.8
Communication and technology	3.4	3.6	3.5	10.3	9.9
General and administrative	5.6	5.6	8.8	17.7	17.2
Total operating expenses	124.6	113.7	166.2	807.8	360.8
Operating income (loss)	53.4	48.3	(38.2)	(319.6)	7.7
Interest expense	(2.9)	(2.9)	(2.9)	(9.0)	(8.1)
Net gain on the valuation of contingent value rights	6.9	8.6	—	40.3	—
Net gain (loss) of Launch Equity	5.5	(1.2)	7.0	9.1	8.5
Other non-operating income (loss)	—	—	(1.6)	—	(1.7)
Total non-operating income (loss)	9.5	4.5	2.5	40.4	(1.3)
Income (loss) before income taxes	62.9	52.8	(35.7)	(279.2)	6.4
Provision for income taxes	6.8	5.9	0.2	17.1	0.8
Net income (loss) before noncontrolling interests	56.1	46.9	(35.9)	(296.3)	5.6
Less: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	44.6	42.4	(42.9)	(320.1)	(2.9)
Less: Net income (loss) attributable to noncontrolling interests - Launch Equity	5.5	(1.2)	7.0	9.1	8.5
Net income attributable to Artisan Partners Asset Management Inc.	$6.0	$5.7	$—	$14.7	$—

Basic earnings per share - Class A common shares	$0.42	$0.38	N/A	$0.97	N/A
Diluted earnings per share - Class A common shares	$0.35	$0.38	N/A	$0.90	N/A

Average shares outstanding
Class A common shares	12.7	12.7	N/A	12.7	N/A
Unvested restricted shares	1.3	—	N/A	0.6	N/A
Convertible preferred shares	2.6	2.6	N/A	2.6	N/A
Total average shares outstanding	16.6	15.3	N/A	15.9	N/A

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$6.0	$5.7	$—	$14.7	$—
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	44.6	42.4	(42.9)	(320.1)	(2.9)
Add back: Provision for income taxes	6.8	5.9	0.2	17.1	0.8
Add back: Pre-offering related compensation - share-based awards	23.4	23.9	56.0	380.5	85.9
Add back: Pre-offering related compensation - other	—	—	32.0	143.0	53.9
Add back: Offering related proxy expense	0.3	—	—	0.3	—
Less: Net gain on the valuation of contingent value rights	6.9	8.6	—	40.3	—
Less: Adjusted provision for income taxes	26.6	24.8	16.2	69.9	49.3
Adjusted net income (Non-GAAP)	$47.6	$44.5	$29.1	$125.3	$88.4

Average shares outstanding
Class A common shares	12.7	12.7	—	12.7	—

Assumed vesting, conversion or exchange of:
Unvested restricted shares	1.3	—	—	0.6	—
Convertible preferred shares outstanding	2.6	2.6	—	2.6	—
Artisan Partners Holdings LP units outstanding (non-controlling interest)	54.6	54.7	—	54.7	—
Adjusted shares	71.2	70.0	N/A	70.6	N/A

Adjusted net income per adjusted share (Non-GAAP)	$0.67	$0.64	N/A	$1.77	N/A

Operating income (loss) (GAAP)	$53.4	$48.3	$(38.2)	$(319.6)	$7.7
Add back: Pre-offering related compensation - share-based awards	23.4	23.9	56.0	380.5	85.9
Add back: Pre-offering related compensation - other	—	—	32.0	143.0	53.9
Add back: Offering related proxy expense	0.3	—	—	0.3	—
Adjusted operating income (Non-GAAP)	$77.1	$72.2	$49.8	$204.2	$147.5

Adjusted operating margin (Non-GAAP)	43.3%	44.6%	38.9%	41.8%	40.0%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$6.0	$5.7	$—	$14.7	$—
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	44.6	42.4	(42.9)	(320.1)	(2.9)
Add back: Pre-offering related compensation - share-based awards	23.4	23.9	56.0	380.5	85.9
Add back: Pre-offering related compensation - other	—	—	32.0	143.0	53.9
Add back: Offering related proxy expense	0.3	—	—	0.3	—
Less: Net gain on the valuation of contingent value rights	6.9	8.6	—	40.3	—
Add back: Interest expense	2.9	2.9	2.9	9.0	8.1
Add back: Provision for income taxes	6.8	5.9	0.2	17.1	0.8
Add back: Depreciation and amortization	0.8	0.8	0.6	2.3	1.7
Adjusted EBITDA (Non-GAAP)	$77.9	$73.0	$48.8	$206.5	$147.5

The Company's management uses non-GAAP measures (referred to as "adjusted" measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation (as described below), (2) offering related proxy expense (as described below), (3) the net gain (loss) on the valuation of contingent value rights, and (4) adjustments to remove the non-operational complexities of the Company's structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company's profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company's non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, as defined below, (2) offering related proxy expense and (3) net gain (loss) on the valuation of contingent value rights, and reflects income taxes as if all outstanding limited partnership units of Artisan Partners Holdings and all shares of the Company's convertible preferred stock were exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming the full exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate of 35.8% reflecting assumed federal, state, and local income taxes.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income (loss) by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested shares of Class A common stock, the exchange of all outstanding limited partnership units of Artisan Partners Holdings and the conversion of all outstanding shares of the Company's convertible preferred stock for or into Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income (loss) of the consolidated company excluding offering related proxy expense and pre-offering related compensation, as defined below.

•	Adjusted operating margin is calculated by dividing adjusted operating income (loss) by total revenues.

•
Adjusted EBITDA represents income (loss) before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income (loss) attributable to non-controlling interests, offering related proxy expense, pre-offering related compensation, as defined below, and the net gain (loss) on the valuation of contingent value rights.

•
For the three months ended September 30, 2013 and June 30, 2013, pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the Company's initial public offering, which closed on March 12, 2013. For the nine months ended September 30, 2013, pre-offering related compensation includes (1) expense resulting from cash incentive compensation payments triggered by our IPO and expense associated with the reallocation of post-IPO profits from certain pre-IPO partners to employee-partners, (2) one-time expense, resulting from the modification of the Class B common unit awards at the time of our IPO, based on the difference between the carrying value of the liability associated with the vested Class B common units immediately prior to our IPO and the value based on the offering price per share of Class A common stock in our IPO, (3) the amortization of unvested Class B common units of Artisan Partners Holdings that were granted prior to our IPO and (4) the elements listed in the following sentence. For the three months ended September 30, 2012 and the nine months ended September 30, 2012 and 2013, pre-offering related compensation includes (1) distributions to the Class B partners of Artisan Partners Holdings, (2) redemptions of Class B common units and (3) changes in the value of Class B liability awards, in each case occurring during the respective period.

•
For the three and nine months ended September 30, 2013, offering related proxy expense includes costs incurred as a result of the change of control (for purposes of the Investment Company Act and Investment Advisers Act) that we expect will occur no later than March 12, 2014 (which is the first anniversary of the completion of our IPO). Upon the change of control, we can continue to act as adviser to any SEC-registered mutual fund only if the fund's board and shareholders approve a new investment advisory agreement, except in the case of certain sub-advised funds for which only board approval is necessary. In addition, each of the investment advisory agreements for the separate accounts we manage provides that it may not be assigned (including an assignment by virtue of a change of control) without consent of the client. We have incurred and expect to continue to incur through the first quarter of 2014 costs to solicit the necessary approvals and consents from the boards and shareholders of the mutual funds that we advise or sub-advise and from our separate accounts clients.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	September 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$275.9	$141.2
Accounts receivable	59.4	46.0
Investment securities	23.7	15.2
Deferred tax assets	64.8	—
Assets of consolidated investment products	98.9	67.0
Other	19.1	18.2
Total assets	$541.8	$287.6

Liabilities and equity (deficit)
Accounts payable, accrued expenses, and other	$126.8	$57.6
Borrowings	200.0	290.0
Class B liability awards	—	225.2
Contingent value rights	15.1	—
Amounts payable under tax receivable agreements	54.0	—
Liabilities of consolidated investment products	50.0	30.3
Total liabilities	445.9	603.1

Redeemable preferred units	—	357.2

Total equity (deficit)	95.9	(672.7)
Total liabilities and equity (deficit)	$541.8	$287.6

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2013	2013	2012	2013	2012

Beginning assets under management	$85,791	$83,178	$64,072	3.1%	33.9%
Gross client cash inflows	5,373	4,970	4,301	8.1%	24.9%
Gross client cash outflows	(3,276)	(3,556)	(2,789)	7.9%	(17.5)%
Net client cash flows	2,097	1,414	1,512	48.3%	38.7%
Market appreciation (depreciation)	9,043	1,199	4,251	654.2%	112.7%
Ending assets under management	$96,931	$85,791	$69,835	13.0%	38.8%
Average assets under management	$92,385	$85,341	$66,831	8.3%	38.2%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2013	2012		2012

Beginning assets under management	$74,334	$57,104		30.2%
Gross client cash inflows	16,667	13,051		27.7%
Gross client cash outflows	(10,970)	(8,781)		(24.9)%
Net client cash flows	5,697	4,270		33.4%
Market appreciation (depreciation)	16,900	8,461		99.7%
Ending assets under management	$96,931	$69,835		38.8%
Average assets under management	$85,683	$64,467		32.9%

Exhibit 5

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team						By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
September 30, 2013
Beginning assets under management	$22,189	$19,582	$17,766	$24,659	$1,595	$85,791	$47,518	$38,273	$85,791
Gross client cash inflows	1,191	1,343	1,367	1,375	97	5,373	4,250	1,123	5,373
Gross client cash outflows	(848)	(953)	(808)	(594)	(73)	(3,276)	(2,329)	(947)	(3,276)
Net client cash flows	343	390	559	781	24	2,097	1,921	176	2,097
Market appreciation (depreciation)	2,229	1,449	2,719	2,536	110	9,043	5,061	3,982	9,043
Transfers	—	—	—	—	—	—	(11)	11	—
Ending assets under management	$24,761	$21,421	$21,044	$27,976	$1,729	$96,931	$54,489	$42,442	$96,931
Average assets under management	$23,759	$20,671	$19,611	$26,664	$1,680	$92,385	$51,572	$40,813	$92,385

June 30, 2013
Beginning assets under management	$22,082	$19,248	$16,869	$23,214	$1,765	$83,178	$45,684	$37,494	$83,178
Gross client cash inflows	1,207	1,144	1,184	1,405	30	4,970	3,781	1,189	4,970
Gross client cash outflows	(1,175)	(1,046)	(790)	(505)	(40)	(3,556)	(2,429)	(1,127)	(3,556)
Net client cash flows	32	98	394	900	(10)	1,414	1,352	62	1,414
Market appreciation (depreciation)	75	236	503	545	(160)	1,199	533	666	1,199
Transfers	—	—	—	—	—	—	(51)	51	—
Ending assets under management	$22,189	$19,582	$17,766	$24,659	$1,595	$85,791	$47,518	$38,273	$85,791
Average assets under management	$22,585	$19,334	$17,374	$24,324	$1,724	$85,341	$47,042	$38,299	$85,341

September 30, 2012
Beginning assets under management	$17,264	$16,157	$13,161	$14,901	$2,589	$64,072	$34,944	$29,128	$64,072
Gross client cash inflows	1,187	657	762	1,523	172	4,301	2,998	1,303	4,301
Gross client cash outflows	(931)	(890)	(577)	(280)	(111)	(2,789)	(2,035)	(754)	(2,789)
Net client cash flows	256	(233)	185	1,243	61	1,512	963	549	1,512
Market appreciation (depreciation)	1,469	491	803	1,288	200	4,251	2,153	2,098	4,251
Transfers	—	—	—	—	—	—	(331)	331	—
Ending assets under management	$18,989	$16,415	$14,149	$17,432	$2,850	$69,835	$37,729	$32,106	$69,835
Average assets under management	$18,275	$16,260	$13,689	$15,887	$2,720	$66,831	$36,297	$30,534	$66,831

Exhibit 6

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Nine Months Ended	By Investment Team						By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
September 30, 2013
Beginning assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$74,334	$39,603	$34,731	$74,334
Gross client cash inflows	3,938	3,603	3,961	4,774	391	16,667	12,601	4,066	16,667
Gross client cash outflows	(2,930)	(2,923)	(2,168)	(1,442)	(1,507)	(10,970)	(6,980)	(3,990)	(10,970)
Net client cash flows	1,008	680	1,793	3,332	(1,116)	5,697	5,621	76	5,697
Market appreciation (depreciation)	3,661	4,019	4,559	4,758	(97)	16,900	9,326	7,574	16,900
Transfers	—	—	—	—	—	—	(61)	61	—
Ending assets under management	$24,761	$21,421	$21,044	$27,976	$1,729	$96,931	$54,489	$42,442	$96,931
Average assets under management	$22,550	$19,396	$17,725	$24,257	$1,755	$85,683	$47,308	$38,375	$85,683

September 30, 2012
Beginning assets under management	$16,107	$15,059	$10,893	$12,546	$2,499	$57,104	$30,843	$26,261	$57,104
Gross client cash inflows	2,815	2,962	3,204	3,623	447	13,051	9,131	3,920	13,051
Gross client cash outflows	(3,063)	(2,564)	(2,016)	(754)	(384)	(8,781)	(6,086)	(2,695)	(8,781)
Net client cash flows	(248)	398	1,188	2,869	63	4,270	3,045	1,225	4,270
Market appreciation (depreciation)	3,130	958	2,068	2,017	288	8,461	4,301	4,160	8,461
Transfers	—	—	—	—	—	—	(459)	459	—
Ending assets under management	$18,989	$16,415	$14,149	$17,432	$2,850	$69,835	$37,730	$32,105	$69,835
Average assets under management	$17,780	$16,237	$13,162	$14,598	$2,690	$64,467	$35,004	$29,463	$64,467

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of September 30, 2013
(unaudited)

	Inception	Strategy AUM	Value-Added [2] (bps)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team		(unaudited; in millions)
Non-U.S. Growth Strategy	1/1/1996	$22,989	87	591	438	302	668
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,501	94	329	458	525	534
Global Equity Strategy	4/1/2010	$231	915	825	N/A	N/A	758
Global Small-Cap Growth Strategy	7/1/2013	$39	N/A	N/A	N/A	N/A	(587)

U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$14,408	535	176	141	345	604
U.S. Small-Cap Value Strategy	6/1/1997	$4,362	(639)	(574)	(132)	230	490
Value Equity Strategy	7/1/2005	$2,652	(71)	(6)	92	N/A	110

Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$15,882	524	396	502	257	653
U.S. Small-Cap Growth Strategy	4/1/1995	$2,696	391	759	656	215	127
Global Opportunities Strategy	2/1/2007	$2,429	492	837	743	N/A	704

Global Value Team
Non-U.S. Value Strategy	7/1/2002	$15,643	839	842	816	655	743
Global Value Strategy	7/1/2007	$12,333	1,011	856	697	N/A	680

Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$1,729	(172)	(405)	(226)	N/A	(104)

Total Assets Under Management [3]		$96,931

______________________________________
1 We measure the results of our "composites", which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed socially based restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 8% of our assets under management at September 30, 2013, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy for the periods presented and since its inception date. The market indices used to compute the value added since inception date for each of our strategies are as follows: Non-U.S. Growth strategy—MSCI EAFE® Index; Non-U.S. Small-Cap Growth strategy—MSCI EAFE® Small Cap Index; Global Equity strategy—MSCI ACWI® Index; Global Small-Cap Growth strategy—MSCI ACWI® Small Cap Index; U.S. Small-Cap Value strategy—Russell 2000® Index; U.S. Mid-Cap Value strategy—Russell Midcap® Index; Value Equity strategy—Russell 1000® Index; U.S. Mid-Cap Growth strategy—Russell Midcap® Index; Global Opportunities strategy—MSCI ACWI® Index; U.S. Small-Cap Growth strategy—Russell 2000® Index; Non-U.S. Value strategy—MSCI EAFE® Index; Global Value strategy—MSCI ACWI® Index; Emerging Markets strategy—MSCI Emerging Markets IndexSM.

3 Includes an additional $37.4 million in assets managed in a portfolio not currently made available to investors other than our employees to evaluate its potential viability as a strategy to be offered to clients.